SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

SPORTING MAGIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State or jurisdiction	(Commission File Number)	(IRS Employer
	of incorporation)	Identification No.)

7625 Hamilton Park Drive, Chattanooga, Tennessee 37421
Address of principal executive offices

Registrant’s telephone number, including area code:     423-296-8213

(Former name or former address, if changed since last report.)

Item 4.    Change in Registrant’s Certifying Accountant.

(a)
On November 20th, 2002 the Registrant dismissed Marcum & Kliegman LLP (the “former accountant”) as its independent accountant and, on the same date, retained Tauber & Balser, P.C. (the “new accountant”) as its certifying accountant. Prior to retaining the new accountant as its independent accountant, the Registrant did not consult with or obtain any oral or written advice from the new accountant during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to any type of audit opinion that might be rendered on the registrant’s financial statements.

(b)
In connection with the audits of the Registrant’s financial statements for the two most recent fiscal years, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in their report. No disagreements occurred between the Registrant and the former accountants on any accounting, auditing or reporting issue in any subsequent interim period through the date of their dismissal.

(c)
None of the former accountants’ reports on the Registrant’s financial statements for the two most recent fiscal years contained an adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles.

(d)	The decision to change accountants was approved by the Board of Directors of the Registrant.

(e)	A letter from the former accountants addressed to the Securities and Exchange Commission stating whether or not they agree with the Registrant’s response to this Item is filed as an Exhibit hereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTING MAGIC, INC.

By:	/s/ DAN COOKE
Name: Dan Cooke Title: Chairman & CEO

Dated:    November 25, 2002